Exhibit 10.12

June 11, 2004

Campbell & Company, Inc.
Court Tower Building
210 West Pennsylvania Avenue
Suite 770
Towson, MD 21204

Attn: Ms. Terry Becks

Re:    Management Agreement Renewals

Dear Ms. Becks:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the "Management Agreements"). We are extending the term of the Management Agreements through June 30, 2005 and all other provisions of the Management Agreements will remain unchanged.

•	Smith Barney Potomac Futures Fund L.P.

•	Smith Barney Diversified Futures Fund L.P.

•	Smith Barney Diversified Futures Fund L.P. II

•	Smith Barney Global Markets Futures Fund L.P.

•	Smith Barney Global Diversified Futures Fund L.P.

•	Salomon Smith Barney Diversified 2000 Futures Fund L.P.

•	Smith Barney Campbell Financial, Metals and Energy Fund plc

•	AURORA 2001

•	AURORA III

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel McAuliffe at the address above or fax to 212-793-1986. If you have any questions I can be reached at 212-559-5043.

Very truly yours,

CITIGROUP MANAGED FUTURES LLC

By:	/s/ Daniel R. McAuliffe, Jr. Daniel R. McAuliffe, Jr. Chief Financial Officer and Director

CAMPBELL & COMPANY, INC.

By: /s/ Theresa Becks

Print Name: Theresa Becks

DRMcA/sr